SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement dated as of November 10, 2008 (this "Agreement") is made by and between Advanced ID Corporation, a Nevada corporation, with principal executive offices located at 4500 - 5th Street NE, #200, Bay 6, Calgary, Alberta, Canada (the "Company"), and La Jolla Cove Investors, Inc. ("Holder").

WHEREAS, Holder desires to purchase from the Company, and the Company desires to issue and sell to Holder, upon the terms and subject to the conditions of this Agreement, a Convertible Debenture of the Company in the aggregate principal amount of $1,000,000 (the "Debenture"); and

WHEREAS, upon the terms and subject to the conditions set forth in the Debenture the Debenture is convertible into shares of the Company's Common Stock (the "Common Stock").

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

PURCHASE AND SALE OF DEBENTURE
Transaction. Holder hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Holder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Debenture.

Purchase Price; Form of Payment. The purchase price for the Debenture to be purchased by Holder hereunder shall be $1,000,000 (the "Purchase Price"). Simultaneously with the execution of this Agreement, Holder shall pay the Purchase Price by wire transfer of $200,000 in immediately available funds to the Company and delivery to the Company of a Secured Promissory Note in the principal amount of $800,000, in the form attached hereto as Exhibit A (the "Promissory Note"). Simultaneously with the execution of this Agreement, the Company shall deliver the Debenture (which shall have been duly authorized, issued and executed I/N/O Holder or, if the Company otherwise has been notified, I/N/O Holder's nominee) to the Holder.

Notwithstanding the foregoing, only with respect to the Promissory Note issued by the Holder on the date hereof, the Holder shall make the following prepayment under the Promissory Note if the following conditions are satisfied: $75,000 shall be prepaid from the outstanding principal balance of the Promissory Note within five business days of the date that the Company has received not less than $75,000 in the aggregate of additional equity funding from one or more executive officers of the Company after the date hereof (the "Executive Funding"), if (a) no Event of Default (as defined in the Debenture) has occurred under the Debenture through such date, and (b) the Executive Funding occurs in full prior to the date that is thirty days from the date hereof. Any amounts so prepaid by the Holder under the terms of this section (i) may be applied, in the sole and absolute discretion of Holder, to any other amounts that Holder may otherwise be obligated or required to prepay under the terms of the Promissory Note; and (ii) shall not impact the funding obligations or prepayment obligations of the Holder under this Agreement, the Debenture or any Additional Debenture, if any, or the Second Promissory Note, or the Third Promissory Note, if any, as otherwise set forth in this Agreement.

Second Debenture. Provided that no Event of Default (as defined in the Debenture) has occurred under the Debenture (provided that Holder may, in its sole and absolute discretion waive the occurrence of such Event of Default with respect to this Section), Holder shall, in Holder's sole and absolute discretion, select a date during the Second Debenture Period (as defined below) (with such date as selected by Holder referred to herein as the "Second Debenture Date") at which the Company shall sell and the Holder shall purchase a debenture in the principal amount of $1,000,000 in exchange for a purchase price of $1,000,000 (the "Second Debenture"), with such purchase price paid via a cash payment of $275,000 and the issuance of a promissory note in the principal amount of $725,000 (the "Second Promissory Note"), with the form of and terms of the Second Debenture and the Second Promissory Note and payment of the purchase price subject to the same terms and conditions of this Agreement, the Debenture and the Promissory Note, as applicable, and when the Second Debenture is issued, the term "Debenture" as used in this Agreement shall be deemed to include the Second Debenture in all respects and when the Second Promissory Note is issued, the term "Promissory Note" as used in this Agreement shall be deemed to include the Second Promissory Note in all respects. The closing of the purchase and sale of the Second Debenture and the issuance of the Second Promissory Note shall occur within thirty days of the Second Debenture Date. For the purposes of this Agreement, the "Second Debenture Period" shall mean the period that commences on the date hereof and terminates upon the date that the remaining Principal Amount of the Debenture is equal to an amount not greater than $250,000.

Third Debenture. Provided that no Event of Default (as defined in the Debenture) has occurred under the Debenture (provided that Holder may, in its sole and absolute discretion waive the occurrence of such Event of Default with respect to this Section), Holder shall, in Holder's sole and absolute discretion, select a date during the Third Debenture Period (as defined below) (with such date as selected by Holder referred to herein as the "Third Debenture Date") at which the Company shall sell and the Holder shall purchase a debenture in the principal amount of $1,000,000 in exchange for a purchase price of $1,000,000 (the "Third Debenture"), with such purchase price paid via a cash payment of $275,000 and the issuance of a promissory note in the principal amount of $725,000 (the "Third Promissory Note"), with the form of and terms of the Third Debenture and the Third Promissory Note and payment of the purchase price subject to the same terms and conditions of this Agreement, the Debenture and the Promissory Note, as applicable, and when the Third Debenture is issued, the term "Debenture" as used in this Agreement shall be deemed to include the Third Debenture in all respects and when the Third Promissory Note is issued, the term "Promissory Note" as used in this Agreement shall be deemed to include the Third Promissory Note in all respects. The closing of the purchase and sale of the Third Debenture and the issuance of the Third Promissory Note shall occur within thirty days of the Third Debenture Date. For the purposes of this Agreement, the "Third Debenture Period" shall mean the period that commences on the date of the issuance of the Second Debenture to Holder and terminates upon the date that the remaining Principal Amount of the Second Debenture is equal to an amount not greater than $250,000.

Non-Funding Penalty. Notwithstanding the foregoing requirements of Holder to purchase each of the Second Debenture and Third Debenture (each, an "Additional Debenture" and collectively, the "Additional Debentures"), in the event that Holder does not purchase any or all of the Additional Debentures within 10 business days of the date that the delivery of funds associated with such purchase would otherwise be due, upon 20 days' prior written notice from the Company of such failure to so purchase any or all of the Additional Debentures (during such time Holder shall have the option to cure such failure to so purchase any Additional Debenture with no penalty attached thereto), Holder shall pay an amount equal to $25,000 (the "Non-Funding Penalty") to the Company, provided however that in the event that the Common Stock shall trade on the Trading Market (as defined in the Debenture) at a price per share that is $0.04 per share or lower at any time during the six month period commencing on the date hereof and ending on the six month anniversary of the date hereof (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), then the Non-Funding Penalty shall be reduced to equal $5,000. The amount payable by the Holder to the Company in connection with any damages, losses, claims or other amounts in connection with the failure of the Holder to purchase any or all of the Additional Debentures shall not exceed $25,000 (or $5,000, subject to the terms of this Section) in the aggregate. Upon the payment of the Non-Funding Penalty to the Company, the Holder shall have no further obligations or duties under this Agreement, the Debenture or any agreements or debentures entered into in connection with any of the Additional Debentures, if any, with respect to the purchase of any Additional Debenture or other duties to deliver any additional funds to the Company, provided however, that other than with respect to the removal of the requirement to purchase and enter into any Additional Debenture, the Company and the Holder shall remain obligated and bound by the remaining terms and conditions of this Agreement, the Debenture, the Promissory Note and any agreements or debentures previously entered into in connection with any Additional Debenture. The Company's sole and exclusive remedy in the event that the Holder fails to purchase any or all of the Additional Debentures shall be the right of the Company to receive the Non-Funding Penalty from the Holder.

Non-Funding Election. In the event that the Common Stock shall trade on the Trading Market (as defined in the Debenture) at a price per share that is $0.029 per share or lower at any time during the six month period commencing on the date hereof and ending on the six month anniversary of the date hereof (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the Holder shall have the right, in the Holder's sole and absolute discretion, during the time period commencing on the date hereof and ending on the six month anniversary of the date hereof, to terminate the right and obligation of the Holder to purchase any or all of the

Additional Debentures through the delivery of written notice to the Company of such termination in the manner provided in Section XVII hereof. In the event that Holder so terminates Holder's right and obligation to purchase any or all of the Additional Debentures under the terms of this Section I.F., the Holder shall have no obligation to pay any of the Non-Funding Penalty and shall have no further obligations or duties under this Agreement, the Debenture or any agreements or debentures entered into in connection with any of the Additional Debentures, if any, with respect to the purchase of any Additional Debenture or other duties to deliver any additional funds to the Company, provided however, that other than with respect to the removal of the requirement to purchase and enter into any Additional Debenture and pay any of the Non-Funding Penalty, the Company and the Holder shall remain obligated and bound by the remaining terms and conditions of this Agreement, the Debenture, the Promissory Note and any agreements or debentures previously entered into in connection with any Additional Debenture.

HOLDER'S REPRESENTATIONS AND WARRANTIES

Holder represents and warrants to and covenants and agrees with the Company as follows:

Holder is purchasing the Debenture and the Common Stock issuable upon conversion or redemption of or payment of interest under the Debenture (the "Conversion Shares" and, collectively with the Debenture, the "Securities") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

Holder is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

Holder understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Holder's compliance with, Holder's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Holder to purchase the Securities;

Holder understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the
"Commission") or any state or provincial securities commission.

This Agreement has been duly and validly authorized, executed and delivered by Holder and is a valid and binding agreement of Holder enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

THE COMPANY'S REPRESENTATIONS

The Company represents and warrants as of the date hereof to the Holder that, except as set forth on Schedule III attached hereto, the statements contained in this Section 3 are complete and accurate as of the date of this Agreement. As used in this Section 3, the term
"Knowledge" shall mean the knowledge of the members of the board of directors of the Company and/or the officers or employees of the Company after reasonable investigation.

Capitalization.

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 500,000,000 shares of Series A Preferred Stock of which 73,499,897 shares and 0 shares, respectively, are issued and outstanding as of the date hereof and are fully paid and nonassessable. The amount, exercise, conversion or subscription price and expiration date for each outstanding option and other security or agreement to purchase shares of Common Stock is accurately set forth on
Schedule III.A.1.

The Securities have been duly and validly authorized and reserved for issuance by the Company, and, when the Conversion Shares are issued by the Company upon conversion of the Debenture, they will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder.

Except as disclosed on Schedule III.A.3., there are no preemptive, subscription, "call," right of first refusal or other similar rights to acquire any capital stock of the Company or other voting securities of the Company that have been issued or granted to any person and no other obligations of the Company to issue, grant, extend or enter into any security, option, warrant, "call," right, commitment, agreement, arrangement or undertaking with respect to any of their respective capital stock. The issuance of the Securities will not obligate the Company to issue any other securities to any third party and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

Organization; Reporting Company Status.
The Company is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Common Stock is traded on the OTC Bulletin Board ("OTCBB") and the Company has not received any notice regarding, and to its Knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such trading.

Authorization. The Company (i) has duly and validly authorized and reserved for issuance shares of Common Stock, which is a number sufficient for the conversion of the Debenture in full and issuable upon payment of interest under the Debenture and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion of the Debenture in full. The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Conversion Shares. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debenture in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the conversion of the Debenture. The Company agrees, without cost or expense to Holder, to take or consent to any and all action necessary to effectuate relief under 11U.S.C. Section362.

Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to enter into the Documents (as such term is hereinafter defined) and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Holder of the Securities). The execution, delivery and performance by the Company of the Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Debenture and the issuance and reservation for issuance of the Conversion Shares) have been duly and validly authorized by all necessary corporate action on the part of the Company and no further filing, consent, or authorization is required by the Company, its board of directors, or its stockholders. Each of the Documents has been duly and validly executed and delivered by the Company and each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. For purposes of this Agreement, the term "Documents" means (i) this Agreement; (ii) the Debenture; and (iii) the Promissory Note.

Validity of Issuance of the Securities. The Debenture and the Conversion Shares upon their issuance in accordance with the Debenture, will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

Non-contravention. The execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the transactions contemplated hereby and thereby do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as such term is hereinafter defined) upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to (i) the Articles or Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, in each case as amended to the date of this Agreement,
(ii) any loan or credit agreement, debenture, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) any statute, law, rule or regulation applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets. A "Lien" means any assignment, transfer, pledge, mortgage, security interest or other encumbrance of any nature, or an agreement to do so, or the ownership or acquisition or agreement to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement).

Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the performance by the Company of its obligations hereunder and the other Documents, including the issuance and sale of the Securities to Holder as contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

Commission Filings. The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company has properly and timely filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since becoming subject to such Acts (the "Commission Filings"), including without limitation the timely filing of all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the Company was required to file such reports). As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings and (ii) none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

Full Disclosure. There is no fact (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in the Commission Filings that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Documents.

Absence of Events of Default. No "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

Securities Law Matters. Assuming the accuracy of the representations and warranties of Holder set forth in Article II, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and "blue sky" laws. The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of any security similar to the Debenture) which will make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Holder of the Debenture and the Conversion Shares, as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the

Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Debenture (and the Conversion Shares), as contemplated by this Agreement or any other agreement to which the Company is a party. As used in the Documents, "Affiliate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

Registration Rights. Except as set forth on Schedule III.L., no Person has, and as of the Closing (as such term is hereinafter defined), no Person shall have, any demand, "piggy-back" or other rights to cause the Company to file any registration statement under the Securities Act relating to any of its securities or to participate in any such registration statement.

Interest. The timely payment of interest on the Debenture is not prohibited by the Articles or Certificate of Incorporation or By-Laws of the Company, in each case as amended to the date of this Agreement, or any agreement, contract, document or other undertaking to which the Company is a party.

No Misrepresentation. No representation or warranty of the Company contained in this Agreement or any of the other Documents, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Holder pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Finder's Fee. There is no finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Holder is liable or responsible.

Subsidiaries. Other than the Subsidiaries (as hereinafter defined) listed on Schedule III.P., the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Litigation. Other than as disclosed in the Commission Filings, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or its Subsidiaries that questions the validity of this Agreement, the Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company and its Subsidiaries, taken as a whole, financially or otherwise, or any change in the current equity ownership of the Company or its Subsidiaries. Neither the Company nor its Subsidiaries are parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or its Subsidiaries currently pending or that the Company or its Subsidiaries intends to initiate.

Agreements. Except for agreements explicitly contemplated hereby, or disclosed in the Commission Filings, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Affiliates, or any affiliate thereof.

Tax Returns. The Company and each of its Subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Acknowledgment Regarding Holder's Purchase of Securities. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Holder or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Holder's purchase of the Securities. The Company further represents to Holder that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Holder. The issuance of the Securities to the Holder will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

No Shell Company. The Company is not, nor at any time since October 17, 2002 has the Company been a "shell company," as such term is defined in paragraph (i)(1)(i) of Rule 144 or Rule 12b-2 of the Exchange Act, the effect of which would prevent the Holder from selling the Conversion Shares without restriction pursuant to Rule 144 (as hereinafter defined).

No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

Material Changes. Since the date of the Company's latest audited financial statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in Commission filings, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any person or entity. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person or entity of any of the Intellectual Property Rights of others.

Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Securities Exchange Act of 1934, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Holder as a result of Holder and the Company fulfilling their obligations or exercising their rights under the Documents, including without limitation as a result of the Company's issuance of the Securities and Holder's ownership of the Securities.

Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of Holder or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that Holder will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

Seniority. As of the Closing Date, no indebtedness or other equity of the Company is senior to, or pari passu with, the Debenture in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers. By making this representation the Company does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its lawyers.

CERTAIN COVENANTS AND ACKNOWLEDGMENTS

Filings. The Company shall take all actions and make all necessary Commission Filings and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to Holder as required by all applicable laws, including without limitation such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Holder at the Closing pursuant to this Agreement under all applicable laws, and shall provide a copy thereof to Holder promptly after such filing.

Reporting Status. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the Commission that may at any time permit Holder to sell securities of the Company to the public without registration ("Rule 144"), and as a material inducement to the Holder's purchase of the Securities, the Company represents, warrants, and covenants to the following:

The Company's Common Stock is and for the last 12 months prior to the date hereof has been registered under Section 12(g) of the Exchange Act;

The Company is not and since October 17, 2002 has not been at any time a "shell company," as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12b-2 of the Exchange Act;

The Company is and for the last 12 months prior to the date hereof has been subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof, other than Form 8-K reports;

From the date hereof until all the Securities either have been sold by the Holder, or may permanently be sold by the Holder without any restrictions pursuant to Rule 144, (the "Registration Period") (i) the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act and such reports shall conform to the requirements of the Exchange Act and the SEC for filing thereunder, and (ii) the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination;

During the Registration Period the Company shall not become a "shell company," as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12b-2 of the Exchange Act; and

The Company shall furnish to the Holder so long as the Holder owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

8-K Filing. On or before the fourth Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Documents in the form required by the Exchange Act and attaching the material Documents (including, without limitation, this Agreement and the Debenture) as exhibits to such filing (the "8-K Filing"). In the event that the Company does not file the 8-K Filing within four Business Days following the date hereof, the Discount Multiplier (as defined in the Debenture) under the Debenture shall decrease by one percentage point (1%) for each period of five Business Days that the 8-K Filing is not filed by the Company following the date hereof for all conversions of the Debenture thereafter.

Listing. Except to the extent the Company lists its Common Stock on The New York Stock Exchange, The American Stock Exchange or The Nasdaq Stock Market, the Company shall have its Common Stock traded on OTCBB. If the Common Stock is delisted from OTCBB, the Company will arrange to have the Common Stock traded on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on, it being understood, however, that compliance with the foregoing shall not be deemed a waiver of any Event of Default under the Debenture.

Reserved Conversion Shares. The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for issuance in full of the Conversion Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Debenture and the Additional Debentures outstanding, if any. If at any time the number of authorized shares of Common Stock of the Company is insufficient to effect the full conversion of the Debenture and the Additional Debentures outstanding, if any, the Company shall call and hold a special meeting of the shareholders of the Company within thirty
(30) days of such occurrence, for the sole purpose of increasing the number of authorized shares of the Common Stock. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of authorized Common Stock. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

Information. Each of the parties hereto acknowledges and agrees that Holder shall not be provided with, nor be given access to, any material non-public information relating to the Company.

Accounting and Reserves. The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true, and correct entries shall be made of its transactions, all in accordance with GAAP applied on consistent basis through all periods, and shall set aside on such books for each fiscal year all such reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

Transactions with Affiliates. So long as the Debenture is outstanding, neither the Company nor any of its Subsidiaries shall, directly or indirectly, enter into any material transaction or agreement with any stockholder, officer, director or Affiliate of the Company or family member of any officer, director or Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as such term is hereinafter defined) and
(ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a nonaffiliated person. A "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company. A "Disinterested Director" shall mean a director of the Company who is not and has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

Certain Restrictions. So long as the Debenture is outstanding, no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any capital stock of the Company, nor shall any capital stock of the Company be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or pursuant to any of the security agreements listed on
Schedule IV.I) for any consideration by the Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Common Stock. So long as the Debenture remains outstanding, the Company shall not, without the prior written consent of the Holder, (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price as determined on the Trading Market (the "Bid Price") of the Common Stock determined immediately prior to its issuance, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock's Bid Price determined immediately prior to its issuance, or (iii) file any registration statements on Form S-8 covering securities valued at more than $500,000 in the aggregate as reflected on the table in the registration statement.

Short Selling. So long as the Debenture is outstanding, Holder agrees and covenants on its behalf and on behalf of its affiliates that neither Holder nor its affiliates shall at any time engage in any short sales with respect to the Company's Common Stock, or sell put options or similar instruments with respect to the Company's Common Stock. The parties acknowledge that Holder shall be entitled to sell the Common Stock from each Debenture conversion immediately upon submission of the applicable Debenture Conversion Notice, and payment of the purchase price, to the Company for such Common Stock.

Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other person or entity that Holder is an "Acquiring Person" under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Holder could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Holder.

Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for the payment of payroll and other working capital purposes and not for the repayment or redemption of any obligations or interests held by any officers, directors, or shareholders of the Company.

Subsequent Equity Sales. In addition to the limitations set forth herein, from the date hereof until such time as Holder does not hold any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any financing involving a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below). The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages

Most Favored Nation Provision. Any time the Company effects a subsequent financing, Holder may elect, in its sole discretion, to exchange all or some portion of the Debenture(s) then held by it for the securities issued in a subsequent financing based on the then outstanding principal amount of the Debenture(s) plus any other fees then owed by the Company to Holder, at the effective price at which such securities are sold in such subsequent financing.

ISSUANCE OF COMMON STOCK

The Company undertakes and agrees that no instruction other than the instructions referred to in this Article V shall be given to its transfer agent for the Conversion Shares and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. Nothing contained in this Section V.A. shall affect in any way Holder's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock.

Holder shall have the right to convert the Debenture by telecopying an executed and completed Conversion Notice (as such term is defined in the Debenture) to the Company. Each date on which a Conversion Notice is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as such term is defined in the Debenture). The Company shall cause the transfer agent to transmit the certificates evidencing the Common Stock issuable upon conversion of the Debenture (together with a new debenture, if any, representing the principal amount of the Debenture not being so converted) to Holder via express courier, or if a Registration Statement covering the Common Stock has been declared effective by the SEC by electronic transfer, within two (2) business days after receipt by the Company of the Conversion Notice, as applicable (the "Delivery Date").

Upon the conversion of the Debenture or respective part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion or exercise representing the number of shares of common stock issuable upon such conversion or exercise. The Company covenants that the Conversion Shares will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Company Common Stock provided the Conversion Shares, as applicable, are being sold pursuant to an effective registration statement covering the Common Stock to be sold or is otherwise exempt from registration when sold.

The Company understands that a delay in the delivery of the Common Stock in the form required pursuant to this section, or the Mandatory Redemption Amount described in Section E hereof, beyond the Delivery Date or Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payments to the

Holder for late issuance of Common Stock in the form required pursuant to Section E hereof upon Conversion of the Debenture or late payment of the Mandatory Redemption Amount, in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Debenture principal amount being converted or redeemed. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Common Stock by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Holder will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

Mandatory Redemption. In the event the Company is prohibited from issuing Common Stock, or fails to timely deliver Common Stock on a Delivery Date, or upon the occurrence of an Event of Default (as defined in the Debenture) or for any reason other than pursuant to the limitations set forth herein, then at the Holder's election, the Company must pay to the Holder ten (10) business days after request by the Holder or on the Delivery Date (if requested by the Holder) a sum of money determined by multiplying up to the outstanding Principal Amount (as defined in the Debenture) of the Debenture designated by the Holder by 150%, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Holder on the same date as the Company Common Stock otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Debenture principal and interest will be deemed paid and no longer outstanding.

Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such Common Stock issuable upon conversion of a Debenture by the Delivery Date and if ten (10) days after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of

$10,000 of Debenture principal, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

The Securities shall be delivered by the Company to the Holder pursuant to Section I.B. hereof on a "delivery-against-payment basis" at the Closing.

Certificates evidencing the Conversion Shares shall not contain any legend: (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Conversion Shares pursuant to Rule 144, or (iii) if such Conversion Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Debenture is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Conversion Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section, it will, no later than three Trading Days following the delivery by Holder to the Company or the Company's transfer agent of a certificate representing the Conversion Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to Holder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

CLOSING DATE

The "Closing" shall occur by the delivery: (i) to the Holder of the documents evidencing the Debenture and all other Documents, and (ii) to the Company the Purchase Price, including the Promissory Note, and the date on which the Closing occurs shall be referred to herein as the "Closing Date".

CONDITIONS TO THE COMPANY'S OBLIGATIONS

Holder understands that the Company's obligation to sell the Debenture on the Closing Date to Holder pursuant to this Agreement is conditioned upon:

   - Delivery by Holder to the Company of the Purchase Price, including the Promissory Note evidencing such applicable portion of the Purchase Price;

   - The accuracy on the Closing Date of the representations and warranties of Holder contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Holder in all material respects on or before the Closing Date of all covenants and agreements of Holder required to be performed by it pursuant to this Agreement on or before the Closing Date; and

   - There shall not be in effect any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

CONDITIONS TO HOLDER'S OBLIGATIONS

The Company understands that Holder's obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

   - Delivery by the Company of the Debenture (I/N/O Holder or I/N/O Holder's nominee) to Holder;

   - The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date, all of which shall be confirmed to Holder by delivery of the certificate of the chief executive officer of the Company to that effect;

   - The Company shall have delivered to the Holder a certificate of the Company executed by an officer of the Company, dated as of the Closing, certifying the resolutions adopted by the Company's board of directors authorizing the execution of the Documents, the issuance of the Securities, and the transactions contemplated hereby, and copies of any required third party consents, approvals and filings required in connection with the consummation of the transactions contemplated by this Agreement;

   - There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the Trading Market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof;

   - There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect;

   - There shall not be in effect any law, order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

   - The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby;

   - Holder shall have received such additional documents, certificates, payment, assignments, transfers and other deliveries as it or its legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated;

   - Delivery by the Company of a legal opinion with respect to the Company and the Subsidiaries regarding the enforceability of this Agreement and the transactions contemplated hereunder from its outside counsel in form and substance satisfactory to Holder; and

   - Delivery by the Company of a valid waiver of any preemptive rights held by the individuals and/or parties listed on Schedule
III.A.3 hereto in form and substance satisfactory to Holder.

SURVIVAL; INDEMNIFICATION

The representations, warranties and covenants made by each of the Company and Holder in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, including without limitation the terms of this Article IX, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

The Company hereby agrees to indemnify and hold harmless Holder, its affiliates and their respective officers, directors, employees, consultants, partners, members and attorneys (collectively, the "Holder Indemnitees") from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses") and agrees to reimburse Holder Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Holder Indemnitees and to the extent arising out of or in connection with:

   - any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents;

   - any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents;

   - the purchase of the Debenture, the conversion of the Debenture, the payment of interest on the Debenture, the consummation of the transactions contemplated by this Agreement and the other Documents, the use of any of the proceeds of the Purchase Price by the Company, the purchase or ownership of any or all of the Securities, the performance by the parties hereto of their respective obligations hereunder and under the Documents or any claim, litigation, investigation, proceedings or governmental action relating to any of the foregoing, whether or not Holder is a party thereto; and/or

   - resales of the Common Stock by Holder in the manner and as contemplated by this Agreement and the Documents.

Promptly after receipt by a party seeking indemnification pursuant to this Article IX (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the Company against whom indemnification pursuant to this Article IX is being sought (the "Indemnifying Party") of the commencement thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights or defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if):
(x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnifying Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to the conflicts of law principles of such state.

SUBMISSION TO JURISDICTION

Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of San Diego or the state courts of the State of California sitting in the City of San Diego in connection with any dispute arising under this Agreement and the other Documents. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by registered or certified mail (return receipt requested), postage prepaid, at its address specified in Article XVII. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

WAIVER OF JURY TRIAL

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

COUNTERPARTS; EXECUTION

This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on both parties hereto.

HEADINGS

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

SEVERABILITY

In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

This Agreement and the Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

NOTICES

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

Advanced ID Corporation
Attn: Dan Finch
4500 - 5th Street NE, #200, Bay 6
Calgary, Alberta, Canada
Telephone:  403-264-6300
Facsimile:  403-263-2055

If to Holder, to:
La Jolla Cove Investors, Inc.
1150 Silverado Street, Suite 220
La Jolla, California 92037
Telephone:  858-551-8789
Facsimile:  858-551-8779

The Company or Holder may change the foregoing address by notice given pursuant to this Article XVII.

CONFIDENTIALITY

Each of the Company and Holder agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act).

MAXIMUM INTEREST RATE

Notwithstanding anything herein to the contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Holder in accordance with any applicable law (the "Maximum Rate"), the rate of interest applicable to this Agreement shall be limited to the Maximum Rate. To the greatest extent permitted under applicable law, the Company hereby waives and agrees not to allege or claim that any provisions of this Agreement could give rise to or result in any actual or potential violation of any applicable usury laws.

ASSIGNMENT

This Agreement shall not be assignable by the Company without the prior written consent of the Holder. The Holder may assign this Agreement upon 10 days prior written notice to the Company.


IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.


Advanced ID Corporation                 La Jolla Cove Investors, Inc.

By: /s/Dan Finch                        By: /s/ Travis Huff

Name: Dan Finch                         Name: Travis Huff

Title: President/CEO                    Title: Portfolio Mgr.




SCHEDULE III.A.1
OPTION ISSUANCES - ADVANCED ID CORPORATION
31-Dec-07

                    Effective              Term                Time
                     Date of    Amount       to       Expiry    to      Weighted
Description          Issuance   Issued     Maturity    Date    Expiry    Amount
-----------         ---------   ------    --------   ------   -------    -------
B. Bennett           2-Apr-03   250,000   10 years   17-Oct-12   4.80           -
T. Noble             2-Apr-03   200,000   10 years   17-Oct-12   4.80           -
B. Bennett          22-Apr-04   250,000   10 years   22-Apr-14   6.32    1,578,767
T. Noble            22-Apr-04   200,000   10 years   22-Apr-14   6.32    1,263,014
Seymour Kazimirski  22-Apr-04   200,000   10 years   22-Apr-14   6.32    1,263,014
Hubert Meier        22-Apr-04   200,000   10 years   22-Apr-14   6.32    1,263,014
C.K. Li             22-Apr-04   300,000   10 years   22-Apr-14   6.32    1,894,521
M. Buckland         18-May-04     5,000   10 years   18-May-14   6.39       31,932
T. Chittick         18-May-04     5,000   10 years   18-May-14   6.39       31,932
C. Evans            18-May-04     5,000   10 years   18-May-14   6.39       31,932
C. Hutcheson        18-May-04     5,000   10 years   18-May-14   6.39       31,932
J. Russell          18-May-04     5,000   10 years   18-May-14   6.39       31,932
K. Taite            18-May-04     5,000   10 years   18-May-14   6.39       31,932
Seymour Kazimirski  21-Jul-05   200,000   10 years   21-Jul-15   7.56    1,134,247
Hubert Meier        21-Jul-05   200,000   10 years   21-Jul-15   7.56    1,512,329
C.K. Li             21-Jul-05   200,000   10 years   21-Jul-15   7.56    1,512,329
D. Goldenberg       21-Jul-05   200,000   10 years   21-Jul-15   7.56    1,512,329
Terry Fields        21-Jul-05   200,000   10 years   21-Jul-15   7.56    1,512,329
Terry Fields        24-Apr-06   200,000     5 years  24-Apr-11   3.32      663,562
Seymour Kazimirski  24-Apr-06   200,000     5 years  24-Apr-11   3.32      663,562
D. Goldenberg       24-Apr-06   200,000     5 years  24-Apr-11   3.32      663,562
Hubert Meier        24-Apr-06   200,000     5 years  24-Apr-11   3.32      663,562
C.K. Li             24-Apr-06   200,000     5 years  24-Apr-11   3.32      663,562
Dan Finch           24-Apr-06   200,000     5 years  24-Apr-11   3.32      663,562
Peter Laipnieks     24-Apr-06   200,000     5 years  24-Apr-11   3.32      663,562
Gottfried Auer      24-Apr-06    50,000     5 years  24-Apr-11   3.32      165,890
Barry Bennett       24-Apr-06    50,000     5 years  24-Apr-11   3.32      165,890
Loran Hickton       24-Apr-06    50,000     5 years  24-Apr-11   3.32      165,890
Dan Finch            7-May-07 1,000,000     5 years   7-May-12   4.36    4,356,164
Dan Finch            7-May-07   200,000     5 years   7-May-12   4.36      871,233
Seymour Kazimirski   7-May-07   200,000     5 years   7-May-12   4.36      871,233
Hubert Meier         7-May-07   200,000     5 years   7-May-12   4.36      871,233
Terry Fields         7-May-07   200,000     5 years   7-May-12   4.36      871,233
Gottfried Auer       7-May-07    50,000     5 years   7-May-12   4.36      217,808
Sudeep Bhargava      7-May-07    50,000     5 years   7-May-12   4.36      217,808
Dan Finch           24-Jun-08   500,000     5 years  24-Jun-13   5.49    2,743,836
Hubert Meier        24-Jun-08   500,000     5 years  24-Jun-13   5.49    2,743,836
Seymour Kazimirski  24-Jun-08   500,000     5 years  24-Jun-13   5.49    2,743,836
Terry Fields        24-Jun-08   500,000     5 years  24-Jun-13   5.49    2,743,836
                              ---------                          ----   ----------
Total Options                 8,080,000                          5.15   39,032,137



SCHEDULE III.A.1
OPTION ISSUANCES - ADVANCED ID CORPORATION
31-Dec-07
(Continued)

                                                              Outstanding      Total
                    Exercise                         Exercise   as of      Exercise Price
Description          Price     Exercised   Remaining   Date    12/31/07    as at 12/31/07
-----------         ---------   ------     ---------  ------    -------    --------------
B. Bennett           $0.10       250,000          -  10-Apr-06        -             -
T. Noble             $0.10       200,000          -  10-Apr-06        -             -
B. Bennett           $0.50             -    250,000              250,000      125,000
T. Noble             $0.50             -    200,000              200,000      100,000
Seymour Kazimirski   $0.50             -    200,000              200,000      100,000
Hubert Meier         $0.50            -     200,000              200,000      100,000
C.K. Li              $0.50            -     300,000              300,000      150,000
M. Buckland          $0.38            -       5,000                5,000        1,900
T. Chittick          $0.38            -       5,000                5,000        1,900
C. Evans             $0.38            -       5,000                5,000        1,900
C. Hutcheson         $0.38            -       5,000                5,000        1,900
J. Russell           $0.38            -       5,000                5,000        1,900
K. Taite             $0.38            -       5,000                5,000        1,900
Seymour Kazimirski   $0.23       50,000     150,000  24-May-06   150,000       34,500
Hubert Meier         $0.23            -     200,000              200,000       46,000
C.K. Li              $0.23            -     200,000              200,000       46,000
D. Goldenberg        $0.23            -     200,000              200,000       46,000
Terry Fields         $0.23            -     200,000              200,000       46,000
Terry Fields         $0.50            -     200,000              200,000      100,000
Seymour Kazimirski   $0.50            -     200,000              200,000      100,000
D. Goldenberg        $0.50            -     200,000              200,000      100,000
Hubert Meier         $0.50            -     200,000              200,000      100,000
C.K. Li              $0.50            -     200,000              200,000      100,000
Dan Finch            $0.50            -     200,000              200,000      100,000
Peter Laipnieks      $0.50            -     200,000              200,000      100,000
Gottfried Auer       $0.50            -      50,000               50,000       25,000
Barry Bennett        $0.50            -      50,000               50,000       25,000
Loran Hickton        $0.50            -      50,000               50,000       25,000
Dan Finch            $0.20            -   1,000,000            1,000,000      200,000
Dan Finch            $0.40            -     200,000              200,000       80,000
Seymour Kazimirski   $0.40            -     200,000              200,000       80,000
Hubert Meier         $0.40            -     200,000              200,000       80,000
Terry Fields         $0.40            -     200,000              200,000       80,000
Gottfried Auer       $0.40            -      50,000               50,000       20,000
Sudeep Bhargava      $0.40            -      50,000               50,000       20,000
Dan Finch            $0.30            -     500,000              500,000      150,000
Hubert Meier         $0.30            -     500,000              500,000      150,000
Seymour Kazimirski   $0.30            -     500,000              500,000      150,000
Terry Fields         $0.30            -     500,000              500,000      150,000
                                -------   ---------            ---------    ---------
Total Options                   500,000   7,580,000            7,580,000    2,739,900

Weighted Average  0.36146438





SCHEDULE III.A.3
PREEMPTIVE RIGHTS
None





SCHEDULE III.L.
REGISTRATION RIGHTS
None




SCHEDULE III.P.
SUBSIDIARIES

Wholly-Owned Subsidiaries -
   AVID Canada Corporation
   Pheu-Logic, Inc.





SCHEDULE IV.I.
SECURITY AGREEMENTS
None




EXHIBIT A
SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE LENDER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

SECURED PROMISSORY NOTE

                                                       Date of Issuance
$800,000                                             November 10, 2008

FOR VALUE RECEIVED, La Jolla Cove Investors, Inc., a California corporation (the "Company"), hereby promises to pay Advanced ID Corporation (the "Lender"), the principal sum of Eight Hundred Thousand Dollars ($800,000) (the "Principal Amount"), plus interest calculated pursuant to Section 1 below. Unless earlier paid under the terms hereof, the principal and accrued interest shall be due and payable by the Company on demand by the Lender at any time after November 30, 2011 (the "Maturity Date").
This Secured Promissory Note (the "Note") is issued in connection with that certain Securities Purchase Agreement between the parties hereto, dated as of the date hereof (the "Purchase Agreement"), and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.
1. Interest. The Company promises to pay interest to Lender at the rate of Six and One-Quarter Percent (6 1/4 %) per annum, simple interest (subject to adjustment as provided below) (the "Interest Rate"), on the outstanding principal amount of this Note, which interest shall be calculated from the date of this Note, until the date on which all amounts due and payable on this Note are paid in full or this Note is otherwise cancelled, (the "Payoff Date"). Interest hereunder shall be paid on a monthly basis, commencing on the 15th day of the month following the month of issuance of this Note. All accrued and unpaid interest shall be due and payable on the Payoff Date. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Nothing contained in this Note shall require the Company at any time to pay interest at a rate exceeding the maximum rate allowable under applicable law and any payments in excess of such maximum shall be refunded to the Company or credited to reduce the principal amount hereunder. Notwithstanding the foregoing, in the event that the Lender's Common Stock (the "Common Stock") shall trade on the Trading Market (as defined in the Debenture) or the over the counter market via the "pink sheets" at a price per share that is $0.058 per share or lower at any time during the six month period commencing on the date hereof and ending on the six month anniversary of the date hereof (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), then the Interest Rate shall immediately be decreased to Four and Three-Quarters Percent (4 3/4 %) and shall remain at such level for the duration of this Note.
2. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. Prepayment of principal, in part or in full, together with accrued interest, may be made from time to time without penalty in the sole discretion of the Company without the Lender's consent.
3. Prepayment Obligation. Notwithstanding the option of the Company to prepay any portion of this Note, as set forth in Section 2 hereof, the Company shall prepay commencing six months after the date hereof, on a monthly basis, on any date(s) of such month during which this Note remains outstanding (each date referred to herein as the "Periodic Prepayment Date"), an amount equal to not less than $200,000 (or such lesser amount that equals the remaining outstanding principal and accrued and unpaid interest under this Note), with the amount, if any, in excess of such sum to be determined by and in the sole and absolute discretion of the Company, until all principal and accrued and unpaid interest under this Note has been paid, subject to the satisfaction of each of the following conditions on each Periodic Prepayment Date:
   3.1 No Event of Default (as defined in the Debenture) has occurred under the Debenture; and
   3.2 The average Volume Weighted Average Price (as defined in the Debenture) per share of the Lender's Common Stock for every period of ten consecutive Trading Days (as defined in the Debenture) during the term of this Note shall not be less than $0.038 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).
The amount of any such prepayment made by the Company under the terms of this Section 3 (each such prepayment referred to herein as a "Periodic Prepayment") shall be credited first to Costs, if any, then to accrued interest due and payable under this Note and the remainder applied to principal. Any prepayment made by the Company under this
Note in excess of any otherwise required Periodic Prepayment may be applied to any future required Periodic Prepayment at the option of the Company, subject to the sole and absolute discretion of the Company.
In the event that the Company fails to deliver any Periodic Prepayment that is otherwise required under the terms of this Section 3, the Lender's sole and exclusive remedy shall be limited to the Interest
Rate being increased by 0.25 percentage points per Periodic Prepayment required under this Section 3 that is not paid by the Company to the Lender, provided however, that in no event shall the Interest Rate exceed an amount equal to twelve and one-half percent (12.5%). In no event shall any failure by the Company to pay any Periodic Prepayment required hereunder give any right to the Lender to collect upon the Collateral or otherwise collect any outstanding sums under this Note.
4. Recourse. Each party hereto accepts and agrees that this Note is a full recourse promissory note and that subject to the terms of this Note, Lender may exercise any and all remedies available to it under law.
5.   Security Interest.
   5.1 To secure the payment and performance of the Company's obligations under this Note, provided however that any obligations of the Company to prepay any amounts under this Note pursuant to Section 3 are not so secured, the Company hereby grants to Lender a security interest in the Company's entire right, title, and interest in and to all of the following, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"):
   (a) all accounts, accounts receivable, contract rights, rights to payment, letters of credit, documents, securities, promissory notes, debentures, money, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to the Company, however evidenced;
   (b) all inventory, including, without limitation, all materials, components, work in progress, finished goods, merchandise, and all other goods which are held for sale, lease or other disposition or furnished under contracts of service or consumed in the Company's business;
   (c) all equipment, including, without limitation, all machinery, furniture, furnishings, fixtures, tools, parts, automobiles, trucks, and other vehicles, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing;
   (d) all books, records and other written, electronic or other documentation in whatever form maintained by or for the Company in connection with the ownership of its assets or the conduct of its business; and
   (e) all products and proceeds, including insurance proceeds, of any and all of the foregoing.
Notwithstanding the foregoing, no security interest is granted in any contract rights if such grant causes a default enforceable under applicable law or if a third party has the right enforceable under applicable law to terminate the Company's rights under or with respect to any such contract and such third party has exercised such right of termination.
   5.2 The security interest on the Collateral granted by this Note shall continue and remain in effect until terminated pursuant to subsection 5.4 below.
   5.3 The Company shall execute any further documents reasonably requested by Lender, which are necessary or appropriate to perfect Lender's security interest in the Collateral.
   5.4 Upon the Payoff Date, the security interest granted pursuant to this Section 5 shall terminate, and Lender shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all security interests given by the Company to Lender hereunder.
   5.5 So long as an Event of Default is not continuing, the Company shall have the right to possess the Collateral, manage its property and sell its inventory in the ordinary course of business.
6. Event of Default. An "Event of Default" shall exist under this Note upon the happening of a failure of the Company to pay the outstanding Principal Amount and all other outstanding sums under this Note, including accrued and unpaid interest thereon, on the Maturity Date, which failure is not cured within 30 days after the Company's receipt of written notice thereof sent by Lender to the Company. Any failure by the Company to pay any Periodic Prepayment that may otherwise be due under this Note shall not be an Event of Default under this Note. Upon the occurrence and during the continuance of an Event of Default, Lender shall have all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of California or afforded by other applicable law.
7. Subordination. The indebtedness evidenced by this Note shall be subordinated to any Senior Indebtedness of the Company. For the purposes of this Note, "Senior Indebtedness" shall mean the principal of (and premium, if any) and unpaid interest on, indebtedness of the Company, or with respect to which the Company is a guarantor, to banks, insurance companies, lease financing institutions or other lending or financial institutions regularly engaged in the business of lending money, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by the Company, and which is approved by the Board of Directors of the Company, whether or not secured, and whether or not previously incurred or incurred in the future. Senior Indebtedness shall include all obligations of the Company pursuant to any modifications, renewals and extensions of such Senior Indebtedness. Lender acknowledges that the Company may incur additional Senior Indebtedness and that such Senior Indebtedness shall be senior in repayment preference to the Note. Upon written request of the Company, Lender agrees to execute a subordination agreement from any lender of Senior Indebtedness in order to give effect to this Section 7.
8. Amendments and Waivers; Cure Period. This Note may not be amended without the prior written consent of each of the Company and the Lender. Any waiver by the Company or the Lender of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Lender to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Lender must be in writing. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon Lender and Lender's successors and assigns. Any party to this Note shall have a cure period of not less than thirty (30) days after receipt of written notice of any alleged breach or default under the terms of this Note to cure such alleged breach or default.

9. Transmittal of Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or
(iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Lender, to:

Advanced ID Corporation
Attn: Dan Finch
4500 - 5th Street NE, #200, Bay 6
Calgary, Alberta, Canada
Telephone:  403-264-6300
Facsimile:  403-263-2055

If to the Company, to:
La Jolla Cove Investors, Inc.
1150 Silverado Street, Suite 220
La Jolla, California 92037
Telephone:  858-551-8789
Facsimile:  858-551-8779

Each of the Lender or the Company may change the foregoing address by notice given pursuant to this Section 9.

10. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. Neither the Lender nor the Company may assign its rights under this Note without the written consent of the other party to this Note, provided, however, that the Company may assign its obligations under this Note to any Affiliate of the Company in the sole and absolute discretion of the Company, without any prior consent by the Lender, provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Note. Upon any such transfer of this Note by the Company or the Lender, the Lender shall, upon notice, surrender this Note to the Company for reissuance of a new note to the transferee. Any transfer of this Note may be effected only pursuant to the terms hereof and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

11. Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

12. Expenses. Should any party hereto employ an attorney for the purpose of enforcing or construing this Note, or any judgment based on this Note, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not (collectively, "Costs"), and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

13. Remedies Not Waived. No course of dealing between the parties hereto or any delay in exercising any rights hereunder shall operate as a waiver by such party.

14. Governing Law. This Note shall be governed by and construed under the laws of the State of California as applied to other instruments made by California residents to be performed entirely within the State of California. With respect to any suit, action or proceedings relating to this Note, each of the Lender and the Company irrevocably submits to the exclusive jurisdiction of the courts of the State of California sitting in San Diego and the United States District Court located in the City of San Diego and hereby waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding has been brought in an inconvenient forum.
Subject to applicable law, each of the Company and the Lender agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Note shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of the indebtedness, or by such other means provided by law.

15. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile executions of this Note shall be deemed original.

IN WITNESS WHEREOF, the parties hereto have duly caused this Note to be executed and delivered on the date first above written.

LA JOLLA COVE INVESTORS, INC.

By: /s/ Travis W. Huff
    ------------------
Name: Travis W. Huff
Its: Portfolio Mgr.

ADVANCED ID CORPORATION

By: /s/ Dan Finch
    -------------
Name: Dan Finch
Its: President/CEO



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